As filed with the Securities and Exchange Commission on May 16, 2023

Registration No. 333-257930

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 to

Post-Effective Amendment No. 2

to

Form S-1 on Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASTRA SPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	14-1916687
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1900 Skyhawk Street

Alameda, CA 94501

(866) 278-7217

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Kemp

Chief Executive Officer

1900 Skyhawk Street

Alameda, CA 94501

(866) 278-7217

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Katheryn A. Gettman, Esq.

Cozen O’Connor P.C.

33 South 6th Street, Suite 3800

Minneapolis, MN 55402

(612) 260-9000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

On July 15, 2021, Astra Space, Inc. filed a Registration Statement on Form S-1 (Registration No. 333-257930), which was subsequently amended on July 30, 2021 and on August 9, 2021. The Registration Statement was declared effective by the SEC on August 12, 2021 (as amended, the “Registration Statement”). The Company filed a Post-Effective Amendment No. 1 to the Registration Statement on May 5, 2022 and an amendment to the Post-Effective Amendment on July 11, 2022 (collectively, the “Post-Effective Amendment”). The Post-Effective Amendment was declared effective on July 13, 2022.

The Company filed Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 2”) on May 9, 2023 to convert the original registration statement on Form S-1 into a registration statement on Form S-3.

Post-Effective Amendment No. 2 also contained an updated prospectus relating to the offering and sale of the shares of the Company’s outstanding Class A common stock, par value $0.0001 per share (the “Class A common stock”), covered by the original registration statement on Form S-1 and the Post-Effective Amendment to reflect the sales which have occurred prior to May 3, 2023 and the redemption of the Company’s private placement warrants and public warrants to purchase shares of its Class A common stock (the “Warrants”) as described below:

On November 26, 2021, the Company provided notice of the redemption of 9,999,970 public warrants and 5,333,333 private placement warrants. From November 26, 2021, through December 27, 2021 (the “Redemption Date”), the holders of 9,413,895 public warrants and 5,333,333 private placement warrants elected to receive, in lieu of the redemption price, an aggregate 3,775,709 shares of Class A common stock at 0.2560374 shares of Class A common stock per Warrant. A total of 586,075 public warrants remained unexercised as of Redemption Date and the Company redeemed the public warrants for a redemption price of $0.10 per Redeemable Warrant. As a result, there were no Warrants outstanding as of the date of Post-Effective Amendment No. 2. Post-Effective Amendment No. 2 included 1,365,532 shares of Class A common stock issued in connection with the cashless exercise of our private placement warrants.

This Amendment No. 1 to Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (this “Amendment”) is being filed solely to (a) update the disclosures in the table under the heading, “Selling Securityholders” to describe the nature of the applicable relationships of Messrs. Chris Kemp and Adam London, along with Sherpa Ventures Fund II LP, Pendrell Corporation and X-icity Holdings Corporation, to the Company, and (b) to add one Quarterly Report on Form 10-Q and one Current Report on Form 8-K, both of which were filed after the Post-Effective Amendment No. 2 under the heading, “Incorporation of Documents by Reference.” Other than the changes described in this paragraph, there are no further changes to Post-Effective Amendment No. 2 included in this Amendment.

No additional securities are being registered under this Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Subject to completion, dated May 16, 2023

PRELIMINARY PROSPECTUS

ASTRA SPACE, INC.

103,000,753 Shares of Class A Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”), or any of their permitted transferees, of (i) 1,365,532 shares of our Class A common stock that were issued upon the cashless exercise of private placement warrants held by certain Selling Securityholders following notice of our warrant redemption on November 26, 2021; (ii) 7,500,000 shares of our Class A common stock that were issued to the Sponsor prior to Holicity’s initial public offering and registered for sale by the Selling Securityholders; (iii) 3,899,276 shares of our Class A common stock that were issued to certain investors in a private placement in connection with the closing of the Business Combination; (iv) up to an aggregate of 28,393,894 shares of Class A common stock that were issued to certain affiliates of Astra (collectively, the “Astra Affiliates”) pursuant to the Business Combination Agreement (as defined herein); (v) up to an aggregate 55,539,188 shares of Class A common stock issuable upon conversion (on a one-for-one basis) of shares of our Class B common stock, par value $0.0001 per share held by certain Selling Securityholders; (vi) up to an aggregate of 952,928 shares of our Class A common stock issued to a combination of certain investors in the private placement in connection with the closing of the Business Combination, Astra Affiliates or Sponsor and (vii) up to an aggregate of 5,349,935 shares of our Class A common stock issued in connection with our acquisition of Apollo Fusion, Inc. (“Apollo”), which closed on July 1, 2021 comprised of (x) 232,418 shares of our Class A common stock (the “Initial Shares”) issued to certain of the Selling Securityholders on July 1, 2021, in connection with our merger with Apollo and (y) 5,117,517 additional shares of our Class A common stock (the “Additional Shares”) which may be issued to certain of the Selling Securityholders assuming (a) the achievement of all remaining performance milestones set forth in the Apollo Merger Agreement (as defined herein), (b) we elect to pay all future milestone consideration in shares of our Class A common stock as required by the terms the Apollo Merger Agreement, and (c) the per share price used to calculate the number of shares of our Class A common stock to be issued is $11.7243, which is the same per share price used to calculate the number of Initial Shares issued to the Selling Securityholders. The Additional Shares have not been earned and are not currently outstanding. The actual number of Additional Shares issued to the Selling Securityholders could be materially greater or less than 5,117,517 shares of Class A common stock depending whether and to what extent the future performance milestones are met and/or the actual average closing price of our Class A common stock at the time such milestones are achieved. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The issuance of Additional Shares of our Class A common stock to the Selling Securityholders, if any, is contingent upon the achievement of performance milestones specified in the Apollo Merger Agreement. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under this prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock is listed on NASDAQ under the symbol “ASTR”. On May 3, 2023, the closing price of our Class A common stock was $0.3816 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 8 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders and their permitted transferees may, from time to time, sell the securities described in this prospectus.

The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 103,000,753 shares of our Class A common stock. The Selling Securityholders and their permitted transferees may use the shelf registration statement to sell such securities from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A common stock being offered and the terms of the offering.

A prospectus supplement or post-effective amendment may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, post-effective amendment or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

SELECTED DEFINITIONS

Unless the context otherwise requires, in this prospectus, references to “Astra”, the “Company”, “us”, “we”, “our” and any related terms prior to the closing of the Business Combination are intended to mean Astra Space, Inc., a Delaware corporation, and its consolidated subsidiaries and after the closing of the Business Combination are intended to mean Astra Space, Inc., a Delaware corporation, and its consolidated subsidiaries.

“Additional Shares” means the shares that may be issued pursuant to the Apollo Merger Agreement to certain of the Selling Securityholders assuming (a) the achievement of all remaining performance milestones set forth in the merger agreement related to the Apollo Fusion, Inc. merger, (b) we elect to pay all future milestone consideration in shares of our Class A common stock as required by the terms the merger agreement related to the Apollo Fusion, Inc. merger, and (c) the per share price used to calculate the number of shares of our Class A common stock to be issued is $11.7243, which is the same per share price used to calculate the number of Initial Shares issued to the Selling Securityholders.

“Apollo” means Apollo Fusion, Inc., a Delaware corporation, which we acquired on July 1, 2021.

“Apollo Merger Agreement” means the Agreement and Plan of Merger, dated as of June 5, 2021, by and among Astra Space Operations, Inc., Apollo, Artemis First Merger Sub, Inc., Apollo Fusion, LLC and the other parties thereto.

“Astra” means Astra Space, Inc., a Delaware corporation before the Closing and Astra Space, Inc. (f/k/a Holicity Inc.) following the Closing.

“Astra Class A common stock” means the Class A common stock, par value $0.000001 per share, of Astra prior to consummation of the Business Combination.

“Board” means the board of directors of Astra following consummation of the Business Combination.

“Business Combination” means the Merger and the other transactions contemplated by the Merger Agreement.

“Business Combination Agreement” means the Agreement and Plan of Merger, dated February 2, 2021 by and among Holicity, Merger Sub, and Astra.

“Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of Astra Space, Inc. following the Business Combination, which shares have the same economic terms as the shares of Class B common stock, but are only entitled to one (1) vote per share.

“Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of Astra following the Business Combination, which shares have the same economic terms as the shares of Class A common stock, but are entitled to ten (10) votes per share.

“Closing” means the closing of the Business Combination.

“Closing Date” means the closing date of the Business Combination, June 30, 2021.

“Code” means the Internal Revenue Code of 1986, as amended.

“common stock” means, collectively, the Class A common stock and the Class B common stock.

“DGCL” means the Delaware General Corporation Law, as amended.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“Holicity” means Holicity Inc., a Delaware corporation which was renamed “Astra Space, Inc.” in connection with the Closing.

“Initial Shares” means the shares issued to certain of the Selling Securityholders named in this offering on July 1, 2021 pursuant to the Apollo Merger Agreement.

“Merger” means the merger of Merger Sub with and into Astra, with Astra continuing as the surviving corporation and as a wholly-owned subsidiary of Holicity, in accordance with the terms of the Merger Agreement.

“Merger Sub” means Holicity Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Holicity.

“PIPE Investment” refers to the sale of shares of newly issued Class A common stock to the PIPE Investors in a private placement that was consummated simultaneously with the closing of the Business Combination.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means X-icity Holdings Corporation.

ABOUT ASTRA SPACE, INC.

Astra’s mission is to improve life on Earth from space® by launching a new generation of space products and services. These products and services are enabled by new constellations of small satellites in Low Earth Orbit (“LEO”), which have rapidly become smaller, cheaper, and many times more numerous than traditional satellites. We believe that frequent, reliable, dedicated launches and space products enabled by scaled manufacturing are the keys to accelerating the growth of the space economy.

Astra aims to develop and operate a mass-producible dedicated mobile orbital launch system. Our system consists of a small launch vehicle that can be transported inside standard shipping containers and mobile ground launch infrastructure that we designed to be rapidly deployed anywhere in the world we are licensed to operate and where our spaceports are located. This system is designed by Astra and manufactured in Astra’s vertically-integrated rocket factory in Alameda, California, which we have designed to manufacture and integrate the majority of the components. Our launch system requires a launch site with little more than a concrete pad and only six Astra employees on-site. Our system is designed to meet the needs of modern LEO satellite constellations, allowing precise and rapid placement of individual satellites into their required orbits. We believe this makes Astra’s system more responsive and affordable than other launch alternatives for the thousands of LEO satellites which commercial companies and governments plan to launch in the coming decade.

We have made significant progress in the development of the system to date. On November 20, 2021, we successfully launched launch vehicle LV0007 into orbit at an inclination of 86.0 degrees, an altitude of 500 km and velocity of 7.61 km/s, making Astra one of the fastest U.S. companies to have successfully demonstrated the orbital placement of a test payload. We commenced paid commercial launch services in 2022. To date, we have had three commercial launches and have delivered 23 satellites into low earth orbit.

During the third quarter of 2022, we decided to focus on the development and production of the next version of our launch system, which we announced at our inaugural Spacetech Day on May 12, 2022. As a result, we have discontinued the production of launch vehicles supported by our previous launch system, Launch System 1, and commenced development of our new launch system, Launch System 2. We anticipate conducting our first test launch of Launch System 2 by the end of 2023 and commencing commercial launches beginning in 2024.

In addition to Launch Services, we also offer Space Products to LEO operators. Currently, under our Space Products segment, we offer an industry leading spacecraft engine platform consisting of two in-space electric propulsion systems. In 2022, we began delivery of our Astra Spacecraft EnginesTM to our customers. Currently, our spacecraft engines have more than 600 on-orbit burns making it one of the most proven spacecraft engine products in the market.

We believe that these two operating segments will create an integrated space services platform that will allow our customers to focus on innovative applications rather than investing in bespoke satellite development and separately contracting Launch Services. Further details of our current and expected future service offerings are provided below.

•

Launch Services — To provide rapid, global, and affordable Launch Services to satellite operators and governments. We have conducted launch operations from Pacific Spaceport Complex in Kodiak, Alaska and Cape Canaveral Space Force Station in Cape Canaveral, Florida. We plan to add launch sites in diverse locations based on our customers’ inclination requirements and as we increase the frequency of launches.

•

Space Products — To design and provide Space Products based on the customers’ needs for a successful satellite launch. Currently we offer two in space electric propulsion systems. Our offering consists of the design and delivery of a propulsion module comprised of a thruster, a power processing unit, a tank and a feed system, called the Astra Spacecraft Engine™. We have recent added the Spacecraft Propulsion Kit to our space products offering. The Spacecraft Propulsion Kit disaggregates the four subsystems of the Astra Spacecraft EngineTM module, enabling satellite builders to take advantage of shorter lead times to access key components of their propulsion system that they can customize for their unique missions.

Our ability to achieve these goals and objectives by our planned timelines are conditional upon a number of factors, including our ability to successfully and timely develop our launch vehicles and our ability to effectively market and sell our services and products. See “Risk Factors” on page 8 of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. These statements are indicated by words or phrases such as “anticipate,” “expect,” “estimate,” “seek,” “plan,” “project,” “aim,” “believe,” “could,” “should,” “intend,” “will,” and similar words or phrases. These forward-looking statements may include projections of financial information; statements about historical results that may suggest trends for our business; statements of the plans, strategies, and objectives of management for future operations; statements of expectation or belief regarding future events (including any acquisitions we may make), technology developments, our products, product sales, expenses, liquidity, cash flow and growth rates. Such statements are based on management’s current expectations, estimates, forecasts and projections of our performance, our industry’s performance and macroeconomic conditions, based on management’s judgment, beliefs, and views on current trends and market conditions. Such forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results and undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise. Accordingly, we caution readers not to place undue reliance on these statements. Forward-looking statements in this prospectus may include, for example, statements about:

•	the commencement of commercial launch operations related to launch system 2.0 and the shifting of the flight dates for payloads currently under contract with our customers;

•	our ability to raise financing in the future;

•	our success in retaining or recruiting, or making changes with respect to, our officers, key employees or directors

•	factors related to our business, operations and financial performance, including:

•	our ability to grow and manage growth profitably;

•	our ability to maintain relationships with customers and suppliers;

•	competing in the global space industry; and

•	market conditions and global economic factors beyond our control, general economic conditions, unemployment and our liquidity, operations and personnel;

•	our ability to maintain the listing of our shares of our Class A common stock, par value $0.0001 per share on the NASDAQ Capital Market;

•	future exchange and interest rates; and

•	other factors detained in this prospect under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the SEC. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled, “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the risks set forth under “Risk Factors” in any applicable prospectus, under “Risk Factors” under item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2022, field with the SEC on March 30, 2023, incorporated by reference in this prospectus and all of the other information contained or incorporated by reference in this prospectus, before investing in our securities. We operate in a changing environment that involves numerous known and unknown risks and uncertainties that could materially adversely affect our operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations or prospects. However, these risks are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition, results of operations or prospects. In such a case, the trading price of our securities could decline and you may lose all or part of your investment in us. In addition, much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. For more information, see “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale, from time to time, by the Selling Securityholders or any of their permitted transferees, of (i) 1,365,532 shares of our Class A common stock that were issued upon the cashless exercise of private placement warrants held by certain Selling Securityholders following notice of our warrant redemption on November 26, 2021; (ii) 7,500,000 shares of our Class A common stock that were issued to the Sponsor prior to Holicity’s initial public offering and registered for sale by the Selling Securityholders; (iii) 3,899,276 shares of our Class A common stock that were issued to certain investors in a private placement in connection with the closing of the Business Combination; (iv) up to an aggregate of 28,393,894 shares of Class A common stock that were issued to the Astra Affiliates pursuant to the Business Combination Agreement; (v) up to an aggregate 55,539,188 shares of Class A common stock issuable upon conversion (on a one-for-one basis) of shares of our Class B common stock, par value $0.0001 per share held by certain Selling Securityholders; (vi) an aggregate of 952,928 shares of our Class A common stock issued to a combination of certain investors in the private placement in connection with the closing of the Business Combination, Astra Affiliates or Sponsor and (vii) up to an aggregate of 5,349,935 shares of our Class A common stock issued in connection with our acquisition of Apollo comprised of (x) 232,418 of Initial Shares issued to certain of the Selling Securityholders on July 1, 2021, in connection with our merger with Apollo and (y) 5,117,517 Additional Shares” which may be issued to certain of the Selling Securityholders assuming (a) the achievement of all remaining performance milestones set forth in the Apollo Merger Agreement; (b) we elect to pay all future milestone consideration in shares of our Class A common stock as required by the terms the Apollo Merger Agreement, and (c) the per share price used to calculate the number of shares of our Class A common stock to be issued is $11.7243, which is the same per share price used to calculate the number of Initial Shares issued to the Selling Securityholders. The Additional Shares have not been earned and are not currently outstanding. The actual number of Additional Shares issued to the Selling Securityholders could be materially greater or less than 5,117,517 shares of Class A common stock depending whether and to what extent the future performance milestones are met and/or the actual average closing price of our Class A common stock at the time such milestones are achieved. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

Under the Apollo Merger Agreement, we agreed to file a registration statement or prospectus with the SEC for the purposes of registering for resale the shares of our Class A common stock issued to the Selling Securityholders and to maintain the effectiveness of the registration statement until such time as all shares of common stock covered by the registration statement have been sold or may be sold under Rule 144 without manner of sale restrictions or volume limitations, subject to certain exceptions.

Under the Apollo Merger Agreement, we will indemnify each selling stockholder against any damages to which a selling stockholder may become subject by reason of any material misstatement or omission in this registration statement, except to the extent that such damages arise out of or are based upon information furnished to us in writing by such selling stockholder for use in this registration statement. Each selling stockholder will indemnify us and certain related persons against any damages to which such indemnified parties may become subject by reason of any material misstatement or omission in this registration statement or any violation or alleged violation of the Securities Act, the Exchange Act, or any state securities law, or any rule promulgated under any of the foregoing, in each case to the extent based upon any action or omission made in reliance upon information provided in writing by such selling stockholder for use in this registration statement.

The following table sets forth, as of May 3, 2023, the names of the Selling Securityholders, the aggregate number of shares of Class A common stock beneficially owned, the aggregate number of shares of Class A common stock that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of Class A common stock beneficially owned by the Selling Securityholders after the sale of the securities offered hereby. We have based percentage ownership on 215,286,444 shares of Class A common stock outstanding as of May 3, 2023.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A common stock. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Selling Security Holder (1)	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Shares of Class A Common Stock Beneficially Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold
Artis Ventures III, L.P.(2)	250,000	250,000	—
BlackRock, Inc.(3)	3,649,276	3,649,276	—
Benjamin Longmeier(4)	753,716	753,716	—
Michael Cassidy(5)	1,095,517	1,095,517	—
Programmable Exchange LLC(6)	660,003	660,003	—
Reprogrammed Interchange LLC(7)	1,584,750	1,584,750	—
Venture Lending & Leasing VIII, LLC(8)	289,277	289,277	—
Chris Kemp(9)	27,095,633	27,095,633	—
Adam London(10)	28,443,555	28,443,555	—
Martin Attiq(11)	155,166	155,166	—
SherpaVentures Fund II, LP(12)	28,238,728	28,238,728	—
Pendrell Corporation(13)	1,004,384	1,004,384	—
X-icity Holdings Corporation(14)	8,096,632	8,096,632	—
Other Selling Securityholders(1)	1,684,116	1,684,116	—

(1)

The disclosure with respect to the remaining Selling Securityholders is being made on an aggregate basis, as opposed to on an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of common stock. The address for these Selling Securityholders is c/o Astra Space, Inc., 1900 Skyhawk Street, Alameda, CA 94501.

(2)	The address of Artis Ventures III, L.P. is 499 Jackson Street, Suite 400, San Francisco, CA 94111-1612.
(3)

The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Global Allocation Fund, Inc.; BlackRock Global Funds – Global Allocation Fund; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc; BlackRock Global Allocation Collective Fund; BlackRock Global Funds – Global Dynamic Equity Fun; BlackRock Capital Allocation Trust; BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V; Strategic Income Opportunities Bond Fund; BGF ESG Fixed Income Global Opportunities Fund; BGF Fixed Income Global Opportunities Fund (303,507); Master Total Return Portfolio of Master Bond LLC; BlackRock Total Return Bond Fund; BlackRock Global Long/Short Credit Fund of BlackRock Funds IV;

and BlackRock Global Funds – Global Bond Income Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.
(4)	Consists of 753,716 Additional Shares to be received based on milestone adjustments. The address of Benjamin Longmeier is 1036 Los Trancos Rd., Portola Valley, CA 94028.
(5)	Consists of 1,095,517 Additional Shares to be received based on milestone adjustments. The address of Michael Cassidy is 187 Seminary Drive, Menlo Park, CA 94025.
(6)	Consists of 660,003 shares of Additional Shares to be received based on milestone adjustments. The address of Programmable Exchange LLC is 150 Spear Street, Suite 1800, San Francisco, CA 94105.
(7)	Consists of 1,584,750 Additional Shares to be received based on milestone adjustments. The address of Reprogrammed Interchange LLC is 150 Spear Street, Suite 1800, San Francisco, CA 94105.
(8)	Consists of 289,277 Additional Shares to be received based on milestone adjustments. The address of Venture Lending & Leasing VIII, LLC is 104 La Mesa, #102, Portola Valley, CA 94028.
(9)	The address of Chris Kemp is 1900 Skyhawk Street, Alameda, CA 94501. Mr. Kemp has served as our Chief Executive Officer and Chairman of the Board since the Closing.
(10)	The address of Adam London is 1900 Skyhawk Street, Alameda, CA 94501. Mr. London has served as Chief Technology Officer and a member of the Board since the Closing.
(11)	The address of Martin Attiq is 1900 Skyhawk Street, Alameda, CA 94501. Mr. Attiq has served as Chief Business Officer since the Closing.
(12)

The address of SherpaVentures Fund II, LP (“ACME Fund II”) is 500 Howard Street, Suite 201, San Francisco, CA 94105. SherpaVentures Fund II GP, LLC (“ACME GP II”) is the general partner of ACME Fund II. Scott Stanford, who has served as a member of the Board since the Closing, is the managing member of ACME GP II.

(13)

Pendrell Corporation is the corporate parent of X-icity Holdings Corporation. The address of Pendrell Corporation is 2300 Carillon Point, Kirkland, WA 98033-7445. Craig O. McCaw, who served as a member of our Board since inception until June 1, 2022 and chief executive officer of the Company prior to the Closing, is the Co-CEO of Pendrell Corporation. R. Gerard Salemme, who served as a member of our Board since inception through the Closing and Randy Russell, who served as the Company’s chief investment officer prior to the Closing, are shareholders of Pendrell Corporation and may be entitled to distribution of securities held by Pendrell Corporation.

(14)

Includes 1,365,532 shares of Class A common stock issued upon the cashless exercise of the private placement warrants. Pendrell Corporation is the corporate parent of X-icity Holdings Corporation. The address of X-icity Holdings Corporation is 2300 Carillon Point, Kirkland, WA 98033-7445. Craig O. McCaw, who served as a member of our Board since inception until June 1, 2022 and chief executive officer of the Company prior to the Closing, is the Co-CEO of Pendrell Corporation. R. Gerard Salemme, who served as a member of our Board prior to Closing and Randy Russell, who served as the Company’s chief investment officer prior to the Closing, are shareholders of Pendrell Corporation and may be entitled to distribution of securities held by Pendrell Corporation.

PLAN OF DISTRIBUTION

We are registering the offer and sale, from time to time, by the Selling Securityholders of up to 103,000,753 shares of Class A common stock.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NASDAQ;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A common stock is currently listed on the NASDAQ Capital Market under the symbol “ASTR.”

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us.

Authorized Capital Stock

The Second Amended and Restated Certificate of Incorporation of incorporation authorizes the issuance of 466,000,000 shares, of which 400,000,000 shares are shares of Class A common stock, par value $0.0001 per share, 65,000,000 shares are shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares are shares of preferred stock, par value $0.0001 per share.

As of May 3, 2023, we had 215,286,444 shares of Class A common stock and 55,539,188 shares of Class B common stock outstanding. We had no Preferred Stock outstanding as of May 3, 2023. In addition, we had 14,541,368 shares of Class A common stock issuable upon the vesting of restricted stock units and performance stock units outstanding as of May 3, 2023; 25,701,511 shares of Class A common stock issuable upon the exercise of options to purchase our Class A common stock as of May 3, 2023; and 14,512,467 shares of Class A common stock available for future issuance as of May 3, 2023 under our 2021 Omnibus Incentive Plan and our employee stock purchase plan.

Common Stock

Class A Common Stock

Voting Rights

Holders of Class A common stock are entitled to cast one vote per share of Class A Common Stock. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast in contested elections. Holders of Class A common stock are not entitled to cumulate their votes in the election of directors.

Dividend Rights

Holders of Class A common stock share ratably (based on the number of shares of Class A common stock held) if and when any dividend is declared by the Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class A common stock with respect to the payment of dividends.

Liquidation, Dissolution and Winding Up

On the liquidation, dissolution, distribution of assets or winding up of the Company, each holder of Class A common stock is entitled, pro rata on a per share basis, to all assets of the Company of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of the Company then outstanding.

Other Matters

Holders of shares of Class A common stock do not have subscription, redemption or conversion rights. All the outstanding shares of Class A common stock are validly issued, fully paid and non-assessable.

Class B Common Stock

Voting Rights

Holders of Class B common stock are entitled to cast 10 votes per share of Class B common stock. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast in contested elections. Holders of Class B common stock are not entitled to cumulate their votes in the election of directors.

Dividend Rights

Holders of Class B common stock share ratably (based on the number of shares of Class B common stock held) if and when any dividend is declared by the Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class B common stock with respect to the payment of dividends.

Optional Conversion Rights

Holders of Class B common stock have the right to convert shares of their Class B common stock into fully paid and non-assessable shares of Class A common stock, on a one-to-one basis, at the option of the holder at any time upon written notice to the Company.

Mandatory Conversion Rights

Holders of Class B common stock shall have their Class B common stock automatically converted into Class A common stock, on a one-to-one basis, upon the occurrence of any of the events described below:

(1)

Any sale, assignment, transfer, conveyance, hypothecation, or other transfer or disposition, directly or indirectly, of any Class B common stock or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation, or otherwise), including, without limitation the transfer of a share of Class B common stock to a broker or other nominee or the transfer of, or entering into a binding agreement with respect to, voting control over such share by proxy or otherwise, other than a permitted transfer.

(2)

Upon the first date on which the Chris Kemp and Adam London (each an “Astra Founder” and together the “Astra Founders”), together with all other qualified stockholders, collectively cease to beneficially own at least 20% of the number of shares of Class B common stock held by the Astra Founders on the Closing Date (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination, or recapitalization of the Class B common stock) collectively held by the Astra Founders and their permitted transferees.

(3)	Upon the date specified by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Class B common stock, voting as a separate class.

Liquidation Rights

On the liquidation, dissolution, distribution of assets or winding up of the Company, each holder of Class B common stock will be entitled, pro rata on a per share basis, to all assets of the Company of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of the Company then outstanding.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation provides that the Board has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of the Company’s assets, which rights may be greater than the rights of the holders of the common stock. There are no shares of preferred stock outstanding immediately upon consummation of the Business Combination.

At the Effective Time, by virtue of the merger of Merger Sub with and into Astra, each share of Astra Class A common stock and Astra Series A Preferred Stock, Astra Series B Preferred Stock and Astra Series C Preferred Stock was converted into the right to receive the applicable Per Share Merger Consideration and, as a result, there are no shares of preferred stock currently outstanding.

The purpose of authorizing the Board to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the dividend or liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Class A common stock.

Certain Anti-Takeover Provisions of Delaware Law and our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and laws of the State of Delaware, where the Company is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the Class A Common Stock and the Class B Common Stock. The Company believes that the benefits of increased protection give the Company the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure the Company and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Authorized but Unissued Shares

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply if and so long as the Class A Common Stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Dual Class Stock

As described above, Our Second Amended and Restated Certificate of Incorporation provides for a dual class common stock structure which provides the Astra Founders with the ability to control the outcome of matters requiring stockholder approval, even though he owns significantly less than a majority of the shares of outstanding Class A Common Stock, including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or its assets.

Number of Directors

Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time pursuant to a resolution adopted by the Board; providing, however, that unless approved by (i) if before the first date on which the issued and outstanding shares of Class B Common Stock represents less than 50% of the total voting power of the then outstanding shares of capital stock that would then be entitled to vote in the election of directors at an annual meeting of stockholders, the holders of a majority in voting power of the shares of capital stock of the Company that would then be entitled to vote in the election of directors at an annual meeting or by written consent, or (ii) if after the first date on which the issued and outstanding shares of Class B Common Stock represents less than 50% of the total voting power of the then outstanding shares of capital stock that would then be entitled to vote in the election of directors at an annual meeting of stockholders, by the holders of two-thirds (2/3rds) of the voting power of the shares of capital stock that would then be entitled to vote in the election of directors at an annual meeting of stockholders, the number of directors may not exceed seven. The initial number of directors will be set at seven.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Amended and Restated Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Limitations on Stockholder Action by Written Consent

Our Second Amended and Restated Certificate of Incorporation provides that, subject to the terms of any series of preferred stock, any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

Amendment of the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

The Second Amended and Restated Certificate of Incorporation provides that it may be amended by the Company in the manners provided therein or prescribed by statute. The Second Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal, or adopt any provision of the Charter providing for the capital stock of the Company, amendment of the charter, amendment of the bylaws, board of directors, election of directors, limitation of director liability, indemnification and special meetings of the stockholders.

If any of the Class B Common Stock shares are outstanding, the Company will not, without the prior affirmative vote of the holders of two-thirds (2/3rds) of the outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law or the Second Amended and Restated Certificate of Incorporation, directly or indirectly, amend, alter, change, repeal, or adopt any provision of the Second Amended and Restated Certificate of Incorporation (1) in a manner that is inconsistent with, or otherwise alters or changes, any of the voting, conversion, dividend, or liquidation provisions of the shares of Class B Common Stock or other rights, powers, preferences, or privileges of the shares of Class B Common Stock, (2) to provide for each share of Class A Common Stock to have more than one vote per share or any rights to a separate class vote of the holders of shares of Class A Common Stock other than as provided in the Second Amended and Restated Certificate of Incorporation or required by the DGCL, or (3) to otherwise adversely impact or affect the rights, powers, preferences, or privileges of the shares of Class B Common Stock.

If any of the shares of Class A Common Stock are outstanding, the Company will not, without the prior affirmative vote of the holders of two-thirds (2/3rds) of the outstanding shares of Class A Common Stock, voting as a separate class, in addition to any other vote required by applicable law or the Second Amended and Restated Certificate of Incorporation, directly or indirectly, amend, alter, change, repeal, or adopt any provision of the Second Amended and Restated Certificate of Incorporation (1) in a manner that is inconsistent with, or otherwise alters or changes, any of the voting, conversion, dividend, or liquidation provisions of the shares of Class A Common Stock or other rights, powers, preferences, or privileges of the shares of Class A Common Stock or (2) to provide for each share of Class B Common Stock to have more than 10 votes per share or any rights to a separate class vote of the holders of shares of Class B Common Stock other than as provided in the Second Amended and Restated Certificate of Incorporation or required by the DGCL.

The Second Amended and Restated Certificate of Incorporation also provides that the Board shall have the power to adopt, amend, alter, or repeal the Amended and Restated Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware or the Second Amended and Restated Certificate of Incorporation. The stockholders of Amended and Restated are prohibited from adopting, amending, altering, or repealing the Amended and Restated Bylaws, or to adopt any provision inconsistent with the Amended and Restated Bylaws, unless such action is approved, in addition to any other vote required by the Second Amended and Restated Certificate of Incorporation, by the Requisite Stockholder Consent.

Business Combinations

Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:

(1)	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)

at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the Company’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Since the Company has not opted out of Section 203 of the DGCL, it will apply to the Company. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Second Amended and Restated Certificate of Incorporation does not authorize cumulative voting.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Company’s Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the Company or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.

The Amended and Restated Bylaws provide that the Company must indemnify and advance expenses to its directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers, and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

Corporate Opportunities

The Second Amended and Restated Certificate of Incorporation provides for the renouncement by the Company of any interest or expectancy of the Company in, or being offered an opportunity to participate in any matter, transaction, or interest that is presented to, or acquired, created, or developed by, or which otherwise comes into possession of, any director of the Company who is not an employee or officer of the Company or any of its subsidiaries, unless such matter, transaction, or interest is presenting to, or acquired, created, or developed by, or otherwise comes into the possession of a director of the Company expressly and solely in that director’s capacity as a director of the Company.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

The transfer agent for our capital stock is Continental Stock Transfer & Trust Company.

Listing of Class A Common Stock

Shares of Class A Common Stock are listed on NASDAQ under the symbol “ASTR”.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Class A common stock of the Company for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Class A common stock of the Company for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Class A common stock then outstanding; or

•	the average weekly reported trading volume of the Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of the Company under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about the Company.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities.

We will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock. This discussion applies only to common stock that is held as a capital asset for U.S. federal income tax purposes and is applicable only to holders who are receiving shares of common stock in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Code), including but not limited to:

•	any person who is related to the Selling Stockholder for U.S. federal income tax purposes by application of Section 318 of the Code and Treasury Regulations thereunder;

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the U.S.

•	persons that actually or constructively own five percent or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the shares as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons that receive shares upon the exercise of employee stock options or otherwise as compensation;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common stock through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. holders–gain or loss on sale, taxable exchange or other taxable disposition of common stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or loss on sale, taxable exchange or other taxable disposition of common stock. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares of common stock would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock will generally equal the U.S. holder’s acquisition cost for the common stock less any prior distributions treated as a return of capital.

Information reporting and backup withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” is any beneficial owner of our common stock who or that is neither a “U.S. person,” as described under “U.S. Holders”, nor an entity treated as a partnership for U.S. federal income tax purposes.

Taxation of distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S., we will generally be required to withhold tax from the gross amount of the dividend at a rate of 30% or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. holder will be required to provide to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or other applicable form), certifying under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits. Additional certification requirements apply if a Non-U.S. holder holds the common stock through a foreign partnership or a foreign intermediary. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. holders–gain on sale, taxable exchange or other taxable disposition of common stock” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the U.S. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. holder, unless otherwise specified by an applicable income tax treaty. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax”

imposed at a rate of 30% (or a lower treaty rate) with respect to its effectively-connected earnings and profits attributable to such dividends.

Gain on sale, taxable exchange or other taxable disposition of common stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder), in which case the Non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the Non-U.S. holder is a foreign corporation, the branch profits tax described above in “ –Taxation of distributions” also may apply;

•

the Non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case the Non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the Non-U.S. holder, if any (even though the individual is not considered a resident of the U.S.), provided that the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. Special rules apply to distributions under Section 301(c)(3) of the Code irrespective of the Non-U.S. holder’s ownership percentage of the common stock. Generally, a corporation is a “United States real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Although there can be no assurance, we believe that we are not, and we do not anticipate becoming, a U.S. real property holding corporation.

Information reporting and backup withholding. We must generally report annually to the IRS and to each Non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to Non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “–Taxation of distributions,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a Non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. holder where the transaction is effected outside the U.S. through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. holder can be refunded or credited against the Non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

FATCA withholding taxes. Pursuant to Sections 1471 to 1474 of the Code commonly referred to as “FATCA” additional withholding is generally imposed at a rate of 30% on payments of dividends on our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Under applicable U.S. Treasury regulations, withholding under FATCA currently applies to payments of dividends on our common stock. Currently proposed U.S. Treasury Regulations provide that FATCA withholding does not apply to gross proceeds from the disposition of property of a type that can produce U.S. source dividends or interest; however, prior versions of the rules would have made such gross proceeds subject to FATCA withholding. Taxpayers (including withholding agents) can generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued. Under certain circumstances, a Non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the U.S. and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

LEGAL MATTERS

Cozen O’Connor P.C., Minneapolis, Minnesota, will issue an opinion about certain legal matters with respect to the securities offered hereby.

EXPERTS

The financial statements as of December 31, 2022 and for the year ended December 31, 2022 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of and for the year ended December 31, 2021 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the Class A common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain an Internet website at http://www.astra.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

If you would like additional copies of this prospectus, you should contact us by telephone or in writing:

Matthew Sant

Corporate Secretary

1900 Skyhawk Street

Alameda, California 94501

(866) 278-7217

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information in other documents we file with the SEC. This allows us to disclose important information to you by referring you to those documents, instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede such information. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 30, 2023 (the “Annual Report”);

•	our Amendment No. 1 to the Annual Report, filed on March 31, 2023;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed on May 15, 2023;

•

our Current Reports on Form 8-K filed on January  27, 2023, March  1, 2023, March  2, 2023, March  3, 2023, March  6, 2023, March  10, 2023, March  13, 2023, March  16, 2023, April  5, 2023, April  11, 2023, April  13, 2023, April  21, 2023, April  26, 2023, April  26, 2023, April  27, 2023, April  27, 2023, and May 16, 2023;

•	our Amended Current Reports on Form 8-K filed on March 13, 2023 and March 16, 2023; and

•

the description of our securities registered pursuant to Section 12 of the Exchange Act filed on March 30, 2022 as Exhibit 4.1 to our Annual Report, including any amendment or report filed for the purposes of updating such description.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all securities to which this prospectus relates have been sold or the offering is otherwise terminated and also between the date of the registration statement that contains this prospectus and prior to effectiveness of such registration statement. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You can access the reports and documents incorporated by reference into this prospectus through the “Investors” section of our website: https://investor.astra.com. You may also direct any requests for reports or documents to:

Astra Space, Inc.

1900 Skyhawk Street

Alameda, California 94501

Attention: Corporate Secretary

(866) 278-7217

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the sale of the securities being registered hereby.

	Amount to be Paid ($)
SEC registration fee	273,398.08	(1)
Legal fees and expenses	*	(2)
Accounting fees and expenses	*	(2)
Transfer agent and registrar fees	*	(2)
Financial printing and miscellaneous expenses	*	(2)
Total	273,398.08	(2)

(1)	We have previously paid a $273,398.08 registration fee to the SEC in connection with the securities registered hereunder.
(2)	Estimates for these expenses are not currently known.

ITEM 15.	Indemnification of Directors and Officers.

As permitted by Section 102 of the DGCL, we have adopted provisions in our certificate of incorporation that limit or eliminate the personal liability of our directors for monetary damages for a breach of their fiduciary duty of care as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Second Amended and Restated Certificate of Incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law. As permitted by the DGCL, our Second Amended and Restated Certificate of Incorporation provides that we may indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of us, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

We have also entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the DGCL.

ITEM 16.	Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Astra Space, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2021).

3.2	Amended and Restated Bylaws of Astra Space, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2021).

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Holicity Inc.’s Registration Statement on Form S-1/A (Reg. No. 333-239926), filed with the SEC on July 30, 2020).

5.1*	Opinion of Cozen O’Connor P.C.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Grant Thornton LLP.

23.3*	Consent of Cozen O’Connor P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this registration statement) (incorporated by reference to the Company’s Post-Effective Amendment No. 2 to Registration Statement on Form S-1 on Form S-3 (Reg. No. 333-257930) filed with the SEC on May 9, 2023).

*	Filed herewith.

ITEM 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

Provided , however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Post-Effective Amendment No. 2 to Form S-1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, California, on the 16th day of May, 2023.

Astra Space, Inc.

By:	/s/ Chris Kemp
Name:	Chris Kemp
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Post-Effective Amendment No. 2 to Form S-1 on Form S-3 has been signed by the following persons in the capacities indicated on the 16th day of May 2023.

Name	Position	Date

/s/ Chris Kemp Chris Kemp	Chief Executive Officer and Chairman of the Board	May 16, 2023

* Axel Martinez	Chief Financial Officer	May 16, 2023

* Adam London	Chief Technology Officer and Director	May 16, 2023

* Julie A. Cullivan	Director	May 16, 2023

* Michèle A. Flournoy	Director	May 16, 2023

* Michael E. Lehman	Director	May 16, 2023

* Lisa Nelson	Director	May 16, 2023

* Scott Stanford	Director	May 16, 2023

*

The undersigned, by signing his name hereto, does sign and execute this amendment pursuant to powers of attorney executed by the above-named officers and directors of the registrant, which powers of attorney were included in the signature pages to the Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (File No. 333-257930) filed with the Securities and Exchange Commission on May 9, 2023.

By:	/s/ Chris Kemp
Name:	Chris Kemp
Title:	Chief Executive Officer